Exhibit 99.1 Wells Fargo Industrials & Oppenheimer Industrial Growth Conferences May 5&6, 2020 1

Forward-Looking Statements Statements in this presentation that are not historical are considered “forward-looking statements” and are subject to change based on various factors and uncertainties that may cause actual results to differ significantly from expectations. Those factors are contained in Enerpac Tool Group’s Securities and Exchange Commission filings. All estimates of future performance are as of March 19, 2020. Enerpac Tool Group’s inclusion of these estimates or targets in the presentation is not an update, confirmation, affirmation or disavowal of the estimates or targets. In this presentation certain non-GAAP financial measures may be used. Please see the supplemental financial schedules at the end of this presentation or accompanying the Q2 Fiscal 2020 earnings press release for a reconciliation to the appropriate GAAP measure. 2

Controlling What We Can Control As we progress through the uncertainty and volatility of the dual impacts of COVID-19 and the Oil and Gas shock, we are focused on controlling those things under our control: ▪ Employee Safety and Plant Operations ▪ Cash and Liquidity ▪ Cost measures – permanent and temporary ▪ Capital Allocation ▪ Organic growth strategy execution ▪ Contributing to our communities ▪ Preparing for next phases 3

Controlling What We Can Control – Employee Safety and Plant Operations Employee Safety is #1 Concern ▪ Plants are operating as essential businesses ▪ Split shifts in our plants ▪ Temperatures are monitored and masks are provided at all operating locations ▪ Aggressive cleaning measures ▪ Enforcing social distancing ▪ Non-production personnel are working from home – nearly 2/3 of our employees ▪ We have quickly become adept at effectively working remotely ▪ Focus on collaboration internally and externally ▪ Suspended all travel except when employees are required at customer sites 4

Controlling What We Can Control - Cash and Liquidity Strong Balance Sheet* – We are well positioned Current Debt Structure*: ▪ Leverage at 1.3X • High Yield Bonds: $287M at 5.625% ▪ Interest coverage at 4.02X • Revolver: $400M – nothing drawn; current borrowing rate L+1.375% ▪ Liquidity • Term Loan Accordion**: up to $200M ▪ >$160 million of cash • Additional/Revolver Accordion**: up to $300M ▪ Undrawn Revolver - $400 million ▪ Credit facility covenants – ▪ Net debt/EBITDA of 3.75x with holiday of up to 4.25x ▪ Minimum interest coverage (TTM EBITDA / Annual interest expense) of 3.50x with a 12-month post- divestiture minimum of 3.00x in effect through fiscal 2020, Proactively Managing Capital Structure ▪ Focusing on liquidity preservation, while positioning for long-term growth ▪ Given interest rate environment and flexibility in existing credit facility, evaluating options to reduce interest expense ▪ ~ $20 million in annual interest expense from high yield bonds due 2022 – callable at par June 2020 ▪ Amended the credit facility to extend the 3.00x minimum interest coverage for 12 additional months through fiscal 2021, providing additional flexibility in case of a prolonged downturn 5 *as of 2/28/20 **revolver and term loan can both be increased under existing credit facility

Controlling What We Can Control –
Cost structure actions

ENERPAC TOOL GROUP

Cost Control Measures

- Temporary/COVID-19 related measures generating ~$9M in savings in back half of fiscal 2020:
  - U.S.-based salaried employees
    - 2-week furlough
    - Temporarily suspended 401k match
    - Suspended fiscal 2020 annual bonus program
  - Executing on savings for rest of world based on local employment regulations
  - Participating in foreign government assistance programs as available
  - Eliminated discretionary spending including non-essential capex
- Permanent cost measures - March 2019 announced accelerated actions to eliminate ~$10 million of structural and redundant costs post ECS divestiture
- Accelerating Enerpac footprint rationalization
- As COVID-19 impacts progress, we will continue to evaluate opportunities for cost reductions more permanent in nature

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Prioritizing Capital Allocation • Given the volatility in Reduce Debt and Maintain a Strong Balance Sheet the market, our current capital allocation priorities are focused on maintaining a strong balance sheet and financial flexibility Invest in Ourselves to Drive Organic Growth • Investing in ourselves is a key priority • We have suspended repurchases until we have greater clarity Opportunistic Share Buybacks • We will continue to cultivate our M&A pipeline to act opportunistically when our markets stabilize Disciplined M&A within Tool Space 7

Controlling What We Can Control – Organic Growth Initiatives New Product Development (NPD) ▪ Continuing our investment ▪ NPVI greater than 10% through Q2 provides meaningful impact to current conditions ▪ New product launches continue throughout the year – including key products from HTL acquisition 8

Controlling What We Can Control – Organic Growth Initiatives Commercial Effectiveness ▪ Further realignment of commercial team to get closer to customer through March actions ▪ Since COVID-19 ▪ Continued support of our distributors through virtual training and meetings ▪ Supporting markets where demand continues – power generation ▪ Targeted e-commerce and digital marketing programs ▪ Newly launched B2C e-commerce site and enhanced B2B ▪ E-mail marketing campaigns focused new products and promotions ▪ Social media campaigns promoting new products and driving Enerpac awareness 9

Controlling What We Can Control Contributing to our Communities Community Outreach ▪ Continue to support the communities in which we live ▪ Donation of masks to local hospitals ▪ Columbus, WI operations team produced face shields for local health care providers ▪ Cortland, NY team produced masks using existing production materials ▪ Charitable donation to support community initiatives in Milwaukee 10

Controlling What We Can Control Preparing for What Comes Next Post-quarantine Preparedness ▪ Employee safety will continue to be our priority ▪ Regional preparedness planning underway to open offices and return to work ▪ Will follow guidelines from local governments ▪ Monitoring supply chains ▪ Production facilities operating safely to meet customer demand 11